Exhibit 99.1

Outdoor Holding Company Increases Share Repurchase Authorization to $35 Million and Extends Program Through July 2027

Dallas, Texas, October 22, 2026 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products, today announced that its Board of Directors has approved an amendment to the Company’s share repurchase program that increases the aggregate repurchase authorization from $15 million to $35 million and extends the program by six months, through July 4, 2027. The $35 million authorization includes all repurchases made since the program was launched in January 2026 and represents a $20 million increase over the prior authorization.

As of September 30, 2026, the Company had repurchased approximately $8.4 million of its common stock under the program, excluding commissions and fees, leaving approximately $6.6 million available under the amended authorization. Except as described above, the terms of the program are unchanged.

“The Board’s decision to more than double the repurchase authorization reflects our confidence in the durability of GunBroker’s cash generation and our belief that our shares represent an attractive use of capital at current prices,” said Steve Urvan, Chairman, President and Chief Executive Officer of the Company. “We have been a consistent and disciplined buyer of our stock since the program launched in January, and the strength of our balance sheet allows us to continue returning capital to shareholders from free cash flow while preserving the ability to continue investing in the platform and preserving the flexibility to pursue strategic opportunities. Allocating capital to its highest and best use is central to how we run the Company.”

Repurchases under the program may be made from time to time, in management’s discretion and within the limits of the Board’s authorization, through a variety of methods, including open market purchases, privately negotiated transactions, and other means in accordance with federal securities laws, including pursuant to one or more Rule 10b5-1 trading plans. The timing, volume, and value of any repurchases will be determined based on factors including market conditions, the Company’s liquidity and capital needs, and other factors deemed relevant by management.

Repurchases will be funded from existing cash balances, future operating cash flows or other legally available funds and remain subject to applicable law, the Company’s insider trading policy, applicable trading-window restrictions, and debt covenants and other contractual restrictions. The Board’s authorization does not itself amend any existing Rule 10b5-1 trading plan. The program does not obligate the Company to repurchase any particular number of shares and may be modified, suspended, or terminated at any time at the discretion of the Board of Directors or management.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Firearms sold through the marketplace are transferred through federally licensed firearms dealers in accordance with applicable law. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of guns and firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s intent to repurchase shares of its common stock under the share repurchase program, the timing, manner, price and amount of any such repurchases, the sources of funds for any such repurchases, the Company’s cash generation, balance sheet and capital allocation, the Company’s business strategy, plans, objectives, expectations and intentions, and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, market conditions and the trading price and liquidity of the Company’s common stock, the Company’s liquidity and capital needs, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on June 22, 2026, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as required by law, the Company expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

For investors:

Darrow Associates
Phone: (917) 886-9071

IR@outdoorholding.com

Source: Outdoor Holding Company